EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2018, with respect to the consolidated financial statements of NorthStar Real Estate Income Trust, Inc. attached as an exhibit to the Annual Report of Colony NorthStar Credit Real Estate, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Colony NorthStar Credit Real Estate, Inc. on Form S-8 (File No. 333-222812).

/s/ GRANT THORNTON LLP

New York, New York

March 23, 2018